Exhibit 99.1

Streamex Corp. Appoints Christine Plummer, Former Global Controller at Coinbase and Managing Director at Morgan Stanley, as Chief Financial Officer

WINTER PARK, Fla., March 16, 2026 — Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), a technology and infrastructure company focused on the tokenization of commodity real-world assets, today announced the appointment of Christine Plummer, former Global Controller at Coinbase and Managing Director at Morgan Stanley, as Chief Financial Officer of Streamex. In this role, Ms. Plummer is expected to oversee the Company’s global finance organization, including financial reporting, regulatory compliance, and financial operations as Streamex continues expanding its institutional platform and launching tokenized commodity products.

Henry McPhie, Co-Founder & CEO of Streamex said, “Christine brings a combination of deep traditional finance experience and leadership in digital asset infrastructure. We believe her background at Coinbase, along with her earlier career at Morgan Stanley, gives her a unique perspective as we bring tokenized commodity products like GLDY to market. We’re excited to welcome Christine to the team and believe her expertise will be instrumental as we continue building institutional-grade financial infrastructure at Streamex.”

Christine Plummer said, “I’m excited to join Streamex as the Company advances tokenization initiatives that connect traditional financial markets with blockchain-enabled infrastructure. My experience working in digital asset finance environments, combined with my earlier career at Morgan Stanley supporting complex global financial operations, provides a strong foundation for helping scale the Company’s finance organization. I look forward to contributing to the development of institutional-grade tokenized products like GLDY and supporting Streamex’s continued growth.”

About Christine Plummer

Christine Plummer is a senior finance executive with more than 30 years of experience leading global controllership, regulatory reporting, and finance transformation across the financial services and fintech sectors.

She most recently served as Global Controller at Coinbase, Inc., where she led a global controllership organization of more than 50 professionals responsible for financial close, regulatory reporting, and operational readiness for new products.

Prior to joining Coinbase, Ms. Plummer served as Global Deputy Controller and Managing Director at MSCI Inc., where she led the Global Commercial Revenue Controllership team of more than 70 professionals across multiple international locations. She also served as Head of Finance Transformation, leading initiatives to automate revenue contract processing, streamline operational processes, and enable the operational integration of acquisitions.

Earlier in her career, Ms. Plummer spent more than two decades at Morgan Stanley, where she held a series of senior leadership roles including Chief Financial Officer for Americas Legal Entities, Global Head of Funding Controllers, and Global Product Controller for the Equity Division. In these roles, she led large global teams, implemented complex regulatory frameworks including SEC and CFTC Swap Dealer Rules, drove capital and liquidity management initiatives, and built large, multi-location finance organizations supporting the firm’s global operations. Ms. Plummer began her career as an auditor at Ernst & Young.

About Streamex Corp.

Streamex Corp. (NASDAQ: STEX) is a technology and infrastructure company focused on the tokenization and digitalization of commodity real-world assets. Streamex delivers institutional-grade solutions that bridge traditional finance and blockchain-enabled markets through secure, regulated, and yield-bearing financial instruments.

For more information, visit www.streamex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Streamex’s business strategy, future growth, and the impact of executive leadership appointments.

These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond Streamex’s control, and actual results may differ materially. Factors that could cause such differences include, among others, market conditions, regulatory developments, and macroeconomic factors affecting digital asset markets. Streamex undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Contacts

Streamex Press & Investor Relations

Adele Carey – Alliance Advisors Investor Relations

IR@streamex.com | acarey@allianceadvisors.com

Henry McPhie

Chief Executive Officer, Streamex Corp.

www.streamex.com | X.com/streamex